UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 3, 2024

SKYE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55136	45-0692882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11250 El Camino Real, Suite 100, San Diego, CA 92130
(Address of principal executive offices)

(858) 410-0266
(Registrant’s telephone number, including area code)
_________________________

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SKYE	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Medical Officer

On September 3, 2024, Skye Bioscience, Inc. (the “Company”) announced the appointment of Puneet S. Arora, MD, MS, FACE, as Chief Medical Officer, effective as of September 3, 2024 (the “Effective Date”).

Dr. Arora, age 52, brings extensive leadership experience in clinical development and regulatory affairs. Dr. Arora has a deep background as a physician-scientist, drug developer and executive leader. From February 2024 until joining the Company, Dr. Arora served as Principal and Founder at Amira Advisors LLC, a biotechnology consulting firm. Additionally, from November 2021 to January 2024, Dr. Arora served as Chief Medical Officer at Lassen Therapeutics, a clinical stage biotechnology company in the immunology and inflamation space. Additionally, from May 2019 to April 2021, Dr. Arora served as Vice President, Head of Clinical Development at Principia Biopharma, a Sanofi company, where he led clinical development strategy and the design and execution of clinical studies across the company’s portfolio. Additionally, from October 2011 to May 2019, Dr. Arora served as Senior Medical Director, Early Clinical Development at Genentech Research and Early Development, where his role included leading global programs in metabolism (diabetes and obesity) and NASH. Dr. Arora received his medical degree from the All India Institute of Medical Sciences, completed his residency in internal medicine at the Southern Illinois University School of Medicine, held a fellowship in endocrinology, diabetes and metabolism at NYU, and earned a Master’s Degree in Clinical Research from the Mayo Clinic as part of the Clinical Research Training Program. He was also a fellow in advanced diabetes at the Mayo Graduate School of Medicine.

There are currently no arrangements or understandings between Dr. Arora and any other person pursuant to which Dr. Arora will be appointed as Chief Medical Officer of the Company and there are no family relationships between Dr. Arora and any of the Company’s directors or executive officers. There are currently no transactions in which Dr. Arora has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment as Chief Medical Officer, Dr. Arora entered into an employment agreement with the Company (the “Employment Agreement”) effective as of the Effective Date. Pursuant to the Employment Agreement, Dr. Arora will be paid an annual base salary of $475,000. Following the end of each calendar year, Dr. Arora will be eligible to receive a discretionary annual performance bonus with a target of 40% of his then annual base salary based upon the achievement of performance goals set by the Board of Directors or the Compensation Committee of the Board of Directors and Dr. Arora’s continued employment with the Company.

Under the terms of the Employment Agreement, except for termination of Dr. Arora’s employment “For Cause,” “By Death” or “By Disability” (as such terms are defined in the Employment Agreement), in the event that the Company terminates Dr. Arora's employment, then Dr. Arora will be entitled to payment by the Company of an amount equal to (i) six (6) months, if the termination date occurs more than six (6) months after Dr. Arora's start date, or (ii) twelve (12) months, if the termination date occurs more than twenty four (24) months after Dr. Arora's start date, of Dr. Arora's then current base salary and would be entitled to payment by the Company of up to (i) six (6) months, if the termination date occurs more than six (6) months after Dr. Arora's start date, or (ii) twelve (12) months, if the termination date occurs more than twenty four (24) months after Dr. Arora's start date, of COBRA premium payments.

Additionally, under the terms of the Employment Agreement, if Dr. Arora''s employment is terminated for "Good Reason" (as defined in the Employment Agreement) and the termination date occurs more than six (6) months after Dr. Arora's start date, then Dr. Arora will be entitled to payment by the Company of an amount equal to six months of Dr. Arora's then current base salary and up to six months of COBRA premium payments.

As an inducement material to Dr. Arora entering into employment with the Company, Dr. Arora was granted, on the Effective Date, a stock option to purchase 225,000 shares of the Company's common stock, par value $0.001 per share, vesting over four years, with the first 25% vesting on the first anniversary of the grant date and the remaining vesting in monthly installments over the following three years, subject to Dr. Arora's continued employment with the Company on each applicable vesting date (the "Inducement Grant"). The Inducement Grant will be issued pursuant to the Company’s 2024 Inducement Equity Incentive Plan, and in accordance with Nasdaq Listing Rule 5635(c)(4).

The foregoing summary of certain terms of the Employment Agreement is qualified in its entirety by the terms of the Employment Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

In addition, Dr. Arora has entered into an indemnification agreement with the Company, the form of which was filed with the Securities and Exchange Commission (the "SEC") as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 12, 2015.

Item 7.01 Regulation FD Disclosure

On September 3, 2024, the Company issued a press release announcing Dr. Arora’s appointment as Chief Medical Officer, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 7.01, including the information contained in Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing with the SEC made by the Company, regardless of any general incorporation language in such filings, except as shall be expressly set forth by a specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1*^+	Employment Agreement between Skye Bioscience, Inc. and Dr. Puneet Arora
99.1	Press Release, dated September 3, 2024
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

*
Portions of this exhibit have been redacted in accordance with Item 601(b)(10) of Regulation S-K. The omitted information is not material and is the type that the registrant treats as private or confidential.

^
Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

+	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYE BIOSCIENCE, INC.

Dated: September 4, 2024	/s/ Punit Dhillon
Name: Punit Dhillon
Title: Chief Executive Officer